UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

Horizon Global Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37427	47-3574483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39400 Woodward Avenue, Suite 100 Bloomfield Hills, MI 48304	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 593-8820

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2015, Horizon Global Corporation (the “Company”) entered into an amended and restated loan agreement among the Company, Cequent Performance Products, Inc. (“Cequent Performance”), Cequent Consumer Products, Inc. (“Cequent Consumer”), Cequent UK Limited, Cequent Towing Products of Canada Ltd., certain other subsidiaries of the Company party thereto as guarantors, the lenders party thereto and Bank of America, N.A., as agent for the lenders (the “A&R ABL Loan Agreement”), under which the lenders party thereto agreed, subject to the terms and conditions set forth therein, including customary conditions prior to extensions of loans thereunder, to provide the Company and certain of its subsidiaries with a committed asset-based revolving credit facility (the “ABL Facility”) providing for revolving loans (i) under U.S. sub-facility in an aggregate principal amount of up to $94.0 million (subject to availability under a U.S.-specific borrowing base) (the “U.S. Facility”), (ii) under a Canadian sub-facility in an aggregate principal amount of up to $2.0 million (subject to availability under a Canadian-specific borrowing base) (the “Canadian Facility”) and (iii) under a U.K. sub-facility in an aggregate principal amount of up to $3.0 million (subject to availability under a U.K.-specific borrowing base) (the “U.K. Facility”).

The Company entered into the A&R ABL Loan Agreement to amend and restate the loan agreement, dated June 30, 2015, among the Company, Cequent Performance, Cequent Consumer, the lenders party thereto and Bank of America, N.A., as agent for the lenders thereunder (the “Original ABL Loan Agreement”). The amendments effected by the A&R ABL Loan Agreement include the increase of the aggregate commitments under the U.S. Facility from $85.0 million, under the Original ABL Loan Agreement, to $94.0 million and customary mechanics to facilitate the addition of the Canadian Facility and U.K. Facility, which were not present in the Original ABL Loan Agreement. The A&R ABL Loan Agreement also provides for the reallocation, at the Company’s election and subject to certain conditions and limitations, of commitments between the U.S. Facility, the Canadian Facility, and the U.K. Facility. Other significant terms of the A&R ABL Loan Agreement have remained generally consistent with the Original ABL Loan Agreement.

In connection with the A&R ABL Loan Agreement, Cequent Performance and certain other subsidiaries of the Company party to the A&R ABL Loan Agreement entered into a foreign facility guarantee and collateral agreement (the “Foreign Collateral Agreement”) in order to secure and guarantee the obligations under the Canadian Facility and the U.K. Facility. Under the Foreign Collateral Agreement, Cequent Performance and the other subsidiaries of the Company party thereto granted a lien on certain of their assets to Bank of America, N.A., as the agent for the lenders and other secured parties under the Canadian Facility and U.K. Facility.

The foregoing descriptions of the ABL Facility, the A&R ABL Loan Agreement and the Foreign Collateral Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the A&R ABL Loan Agreement and the Foreign Collateral Agreement, as applicable, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and are incorporated herein by reference.

The lenders and the agent (and each of their respective subsidiaries or affiliates) under the ABL Facility have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the ABL Facility set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Amended and Restated Loan Agreement, dated as of December 22, 2015, among Horizon Global Corporation, Cequent Performance Products, Inc., Cequent Consumer Products, Inc., Cequent UK Limited, Cequent Towing Products of Canada Ltd., the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as agent for the lenders.

10.2*	Foreign Facility Guarantee and Collateral Agreement, dated as of December 22, 2015, among Cequent Performance Products, Inc., certain of its subsidiaries party thereto as grantors and Bank of America, N.A., as agent.

*	Certain exhibits have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horizon Global Corporation

By:	/s/ Jay Goldbaum
	Name:	Jay Goldbaum
	Title:	Legal Director and Secretary

December 23, 2015

Exhibit Index

Exhibit Number	Description

10.1*	Amended and Restated Loan Agreement, dated as of December 22, 2015, among Horizon Global Corporation, Cequent Performance Products, Inc., Cequent Consumer Products, Inc., Cequent UK Limited, Cequent Towing Products of Canada Ltd., the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as agent for the lenders.

10.2*	Foreign Facility Guarantee and Collateral Agreement, dated as of December 22, 2015, among Cequent Performance Products, Inc., certain of its subsidiaries party thereto as grantors and Bank of America, N.A., as agent.

*	Certain exhibits have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits upon request.